UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 3, 2010

CHESAPEAKE ENERGY CORPORATION

(Exact name of Registrant as specified in its Charter)

Oklahoma	1-13726	73-1395733
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

6100 North Western Avenue, Oklahoma City, Oklahoma	73118
(Address of principal executive offices)	(Zip Code)

(405) 848-8000
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

*           Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

*           Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

*           Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

*           Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 3 – Securities and Trading Markets

Item 3.02 Unregistered Sales of Equity Securities.

On May 3, 2010, Chesapeake Energy Corporation (the “Company”) caused the conversion of all 5,000 shares of its 5.00% Cumulative Convertible Preferred Stock (Series 2005), par value $0.01 per share, into 20,774 shares of common stock, par value $0.01 per share, pursuant to the Company's mandatory conversion right.  The issuance of the shares of common stock upon conversion was exempt from registration under the Securities Act of 1933, as amended (the "Securities Act"), pursuant to Section 3(a)(9) under the Securities Act.  This exemption applies to any security exchanged by an issuer with its existing security holders exclusively where no commission or other remuneration is paid or given directly or indirectly for soliciting such exchange.

On May 12, 2010, the Company entered into a purchase agreement with an initial purchaser to issue and sell in a private placement 600,000 shares of its 5.75% cumulative non-voting convertible preferred stock (Series A), par value $.01 per share and liquidation preference of $1,000 per share (the "Series A Preferred Stock").  The Series A Preferred Stock will be sold at a price of $1,000 per share, or $600 million in the aggregate.  The Company expects to receive net proceeds of approximately $594 million from this sale of its Series A Preferred Stock.  The issuance and sale of these shares of Series A Preferred Stock is exempt from registration under the Securities Act pursuant to Section 4(2) of such Act as a transaction not involving any public offering.  The initial purchaser will offer and sell the shares acquired in accordance with Rule 144A and Regulation S of the Securities Act.  This private placement, which is subject to customary closing conditions, is scheduled to close on May 17, 2010.

On May 13, 2010, the Company entered into a purchase agreement with an initial purchaser to issue and sell in a private placement 500,000 additional shares of Series A Preferred Stock.  The Series A Preferred Stock will be sold at a price of $1,005 per share, or $502.5 million in the aggregate.  The Company expects to receive net proceeds of approximately $497 million from this sale of its Series A Preferred Stock.  The issuance and sale of these shares of Series A Preferred Stock is exempt from registration under the Securities Act pursuant to Section 4(2) of such Act as a transaction not involving any public offering.  The initial purchaser will offer and sell the shares acquired in accordance with Rule 144A and Regulation S of the Securities Act.  This private placement, which is subject to customary closing conditions, is scheduled to close on May 17, 2010.

The terms, rights, obligations and preferences of the Series A Preferred Stock will be set forth in a Certificate of Designations. Dividends on the Series A Preferred Stock will be payable, on a cumulative basis, as and if declared by the Board of Directors of the Company, in cash, at the rate per annum of 5.75% of the $1,000 liquidation preference. Declared dividends on the Series A Preferred Stock will be payable quarterly, in arrears, on each February 15, May 15, August 15 and November 15, commencing on August 15, 2010. The Company is prohibited from paying any dividend with respect to shares of our common stock or other junior securities or repurchasing or redeeming any shares of common stock or other junior securities in any quarter unless full dividends are paid on the Series A Preferred Stock in such quarter.

The Company will not be permitted to redeem shares of the Series A Preferred Stock. Each share of the Series A Preferred Stock may be converted at any time, at the option of the holder, into approximately 35.7961 shares of the Company's common stock (which is calculated using an initial conversion price of $27.94 per share of common stock) plus cash in lieu of fractional shares, subject to adjustment based on the conversion price.  The conversion price is subject to adjustment upon the occurrence of certain customary events. On or after May 17, 2015, the Company may, at its option, cause the Series A Preferred Stock to be automatically converted into that number of shares of our common stock that are issuable at the then prevailing conversion price. The Company may exercise this conversion right if, for 20 trading days within any period of 30 consecutive trading days (including the last trading day of such period), the closing price of our common stock exceeds 130% of the then prevailing conversion price of the Series A Preferred Stock. If a fundamental change occurs the Company may be required to pay a make-whole premium on the Series A Preferred Stock converted in connection with the fundamental change. The make-whole premium will be payable in shares of our common stock or the consideration into which our common stock has been converted or exchanged in connection with the fundamental change. The amount of the make-whole premium, if any, will be based on the price of our common stock and the effective date of the fundamental change.

In Items 2 and 5 of Part II of the Company's Quarterly Report on Form 10-Q for the quarter ended March 31, 2010, we disclosed a preferred stock private placement with Asian investors and an option for them to acquire additional shares.  The description of an amendment to such option appearing below in Item 8.01 is incorporated herein by reference.

Section 7 – Regulation FD

Item 7.01 Regulation FD Disclosure.

On May 11, 2010, the Company issued a press release announcing that it had received a national fleet award for its innovative CNG conversion program.  The press release is attached herewith as Exhibit 99.1.

Section 8 – Other Events

Item 8.01 Other Events.

As previously disclosed, on May 7, 2010, the Company entered into securities purchase agreements with each of Maju Investments (Mauritius) Pte Ltd, an affiliate of Temasek Holdings (Private) Limited, and Hampton Asset Holding Ltd, an affiliate of HOPU Investment Management Co., Ltd, referred to herein as the "Asian purchasers,"  pursuant to which the Asian purchasers collectively agreed to buy, in a direct private placement, 600,000 shares of the Company's 5.75% cumulative non-voting preferred stock (the "5.75% Preferred Stock"), for an aggregate price of $600 million (representing a purchase price of $1,000 per share).  These private placements, which are subject to customary closing conditions, are scheduled to close on May 17, 2010.  The Company also entered into letter agreements with the Asian purchasers pursuant to which the Company granted them an option valid through June 9, 2010 to acquire from the Company and place up to 500,000 additional shares of the 5.75% Preferred Stock, which will be offered to certain non-U.S. institutional investors at a purchase price of $1,000 per share.  The 5.75% Preferred Stock to be sold to the Asian investors, including pursuant to the option, is a different series of preferred stock from the Series A Preferred Stock referenced in the first paragraph of this Item 8.01.

On May 13, 2010, the Company agreed with the Asian purchasers to extend their placement option through June 16, 2010 and to increase the number of shares of 5.75% Preferred Stock that they may place by an additional 400,000 shares.  Such 400,000 additional shares will be priced based on the then-current market price of the Company's common stock but will have a conversion price of not less than $27.00 per share.

On May 12, 2010, the Company issued a press release announcing the May 12, 2010 private placement of 600,000 shares of the Series A Preferred Stock to institutional investors in North America, which is attached herewith as Exhibit 99.2.

On May 13, 2010, the Company issued a press release announcing the May 13, 2010 private placement of 500,000 shares of the Series A Preferred Stock to institutional investors in North America and the amended placement option for the 5.75% Preferred Stock with the Asian purchasers, which is attached herewith as Exhibit 99.3.

Section 9 – Financial Statements and Exhibits

Item 9.01 Financial Statements and Exhibits

(d) Exhibits.  See "Index to Exhibits" attached to this Current Report on Form 8-K, which is incorporated by reference herein.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CHESAPEAKE ENERGY CORPORATION

By:	/s/ JENNIFER M. GRIGSBY
Jennifer M. Grigsby
Senior Vice President, Treasurer and Corporate Secretary

Date:           May 14, 2010

EXHIBIT INDEX

Exhibit No.	Document Description

99.1	Chesapeake Energy Corporation press release dated May 11, 2010 – National Fleet Award

99.2	Chesapeake Energy Corporation press release dated May 12, 2010 – Private Placement of 600,000 shares of 5.75% Cumulative Non-Voting Convertible Preferred Stock (Series A)

99.2
Chesapeake Energy Corporation press release dated May 13, 2010 – Private Placement of 500,000 shares of 5.75% Cumulative Non-Voting Convertible Preferred Stock (Series A) and amendment to placement option with Asian purchasers